Exhibit 99.1

Envestnet Reports Fourth Quarter 2023 Financial Results

Berwyn, PA — February 22, 2024 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for the quarter and year ended December 31, 2023.

	Three Months Ended			Year Ended
Key Financial Metrics	December 31,		%	December 31,		%
(in millions, except per share data) (unaudited)	2023	2022	Change	2023	2022	Change
GAAP:
Total revenue	$317.6	$292.9	8%	$1,245.6	$1,239.8	—%
Net loss attributable to Envestnet, Inc.	$(183.2)	$(36.5)	*	$(238.7)	$(80.9)	*
Net loss attributable to Envestnet, Inc., per diluted share	$(3.35)	$(0.85)	*	$(4.38)	$(1.59)	*

Non-GAAP:
Adjusted revenue(1)	$317.6	$292.9	8%	$1,245.7	$1,240.0	—%
Adjusted EBITDA(1)	$75.5	$52.4	44%	$250.9	$215.4	16%
Adjusted net income(1)	$43.0	$29.9	44%	$140.2	$122.5	14%
Adjusted net income per diluted share(1)	$0.65	$0.45	44%	$2.12	$1.86	14%
__________________________________________________________
*Not meaningful

“For 25 years it has been a privilege to be a part of and lead the amazing journey that is Envestnet — how foundational it is to the industry, our clients and the advisors who grow, serve and enrich the lives of millions of families,” said Bill Crager, Chief Executive Officer.

“The foundation of the business is strong and Envestnet has the right strategy and people to continue delivering for clients and the industry.”

Financial Results for the Fourth Quarter 2023 Compared to the Fourth Quarter 2022:
Total revenue increased 8% to $317.6 million for the fourth quarter of 2023 from $292.9 million for the fourth quarter of 2022. Asset-based recurring revenue increased 13% and represented 59% of total revenue for the fourth quarter of 2023, compared to 57% of total revenue for the fourth quarter of 2022. Subscription-based recurring revenue decreased 3% and represented 37% of total revenue for the fourth quarter of 2023, compared to 41% of total revenue for the fourth quarter of 2022. Professional services and other non-recurring revenue increased 115% for the fourth quarter of 2023 from the fourth quarter of 2022.

Total operating expenses increased 55% to $496.3 million for the fourth quarter of 2023 from $319.4 million for the fourth quarter of 2022. Direct expense increased 11% to $118.7 million for the fourth quarter of 2023 from $107.2 million for the fourth quarter of 2022. Employee compensation decreased 17% to $100.2 million for the fourth quarter of 2023 from $121.3 million for the fourth quarter of 2022. Employee compensation was 32% of total revenue for the fourth quarter of 2023, compared to 41% of total revenue for the fourth quarter of 2022. General and administrative expense decreased 13% to $51.3 million for the fourth quarter of 2023 from $59.0 million for the fourth quarter of 2022. General and administrative expense was 16% of total revenue for the fourth quarter of 2023, compared to 20% of total revenue for the fourth quarter of 2022. A goodwill impairment charge of $191.8 million was recognized for the fourth quarter of 2023.

Loss from operations was $178.7 million for the fourth quarter of 2023 compared to $26.5 million for the fourth quarter of 2022. Net loss attributable to Envestnet, Inc. was $183.2 million, or $3.35 per diluted share, for the fourth quarter of 2023 compared to $36.5 million, or $0.85 per diluted share, for the fourth quarter of 2022.

Adjusted revenue(1) increased 8% to $317.6 million for the fourth quarter of 2023 from $292.9 million for the fourth quarter of 2022. Adjusted EBITDA(1) increased 44% to $75.5 million for the fourth quarter of 2023 from $52.4 million for the fourth quarter of 2022. Adjusted net income(1) increased 44% to $43.0 million, or $0.65 per diluted share, for the fourth quarter of 2023 from $29.9 million, or $0.45 per diluted share, for the fourth quarter of 2022.

Financial Results for the Full Year 2023 Compared to the Full Year 2022:

Total revenue remained consistent at $1.2 billion for the years ended December 31, 2023 and 2022. Asset-based recurring revenue increased 1% and represented 60% of total revenue for the years ended December 31, 2023 and 2022. Subscription-based recurring revenue decreased 3% and represented 37% of total revenue for the year ended December 31, 2023 compared to 39% of total revenue for the year ended December 31, 2022. Professional services and other non-recurring revenue increased 50% for the year ended December 31, 2023 from the year ended December 31, 2022.

Total operating expenses increased 11% to $1.5 billion for the year ended December 31, 2023 from $1.3 billion for the year ended December 31, 2022. Direct expense increased 1% to $473.0 million for the year ended December 31, 2023 from $470.4 million for the year ended December 31, 2022. Employee compensation decreased 9% to $444.8 million for the year ended December 31, 2023 from $490.7 million for the year ended December 31, 2022. Employee compensation was 36% of total revenue for the year ended December 31, 2023, compared to 40% of total revenue for the year ended December 31, 2022. General and administrative expense decreased 4% to $210.1 million for the year ended December 31, 2023 from $218.8 million for the year ended December 31, 2022. General and administrative expense was 17% of total revenue for the year ended December 31, 2023, compared to 18% for the year ended December 31, 2022. A goodwill impairment charge of $191.8 million was recognized for the year ended December 31, 2023.

Loss from operations was $204.5 million for the year ended December 31, 2023 compared to $66.0 million for the year ended December 31, 2022. Net loss attributable to Envestnet, Inc. was $238.7 million, or $4.38 per diluted share, for the year ended December 31, 2023 compared to $80.9 million, or $1.59 per diluted share, for the year ended December 31, 2022.

Adjusted revenue(1) remained consistent at $1.2 billion for the years ended December 31, 2023 and 2022. Adjusted EBITDA(1) increased 16% to $250.9 million for the year ended December 31, 2023 from $215.4 million for the year ended December 31, 2022. Adjusted net income(1) increased 14% to $140.2 million, or $2.12 per diluted share, for the year ended December 31, 2023 from $122.5 million, or $1.86 per diluted share, for the year ended December 31, 2022.

Balance Sheet and Liquidity

As of December 31, 2023, Envestnet had $91.4 million in cash and cash equivalents and $892.5 million in outstanding debt. Debt as of December 31, 2023 consisted of $317.5 million in convertible notes maturing in 2025 and $575.0 million in convertible notes maturing in 2027. Envestnet's $500.0 million revolving credit facility was undrawn as of December 31, 2023.

Segment Reporting
On October 1, 2023, the Company changed the composition of its reportable segments to reflect the way that the Company's chief operating decision maker reviews the operating results, assesses performance and allocates resources. As a result, the advisor-focused Wealth Analytics business has been reclassified from the Envestnet Data & Analytics segment to the Envestnet Wealth Solutions segment. The segment change does not impact nonsegment results or the Company's consolidated balance sheets, consolidated statements of operations or consolidated statements of cash flows. All segment information presented within this Exhibit 99.1 for the quarter and full year ended December 31, 2023 is presented in conjunction with the current organizational structure, with prior periods adjusted accordingly.

Correction of Immaterial Error
During the fourth quarter of 2023, the Company identified that the arrangement with a third-party for the use of cloud hosted virtual servers which was previously accounted for as a finance lease transaction and included as a component of property and equipment, net in the consolidated balance sheets should have been recognized as a prepayment included within prepaid expenses and other current assets and other assets in the consolidated balance sheets. The Company concluded that the classification of these transactions was immaterial in prior period financial statements and that amendment of previously filed reports was not required. However, the Company corrected this immaterial error in the prior periods reported within this Exhibit 99.1.

Outlook

Envestnet provided the following outlook for the first quarter ending March 31, 2024. This outlook is based on the market value of assets under management or administration on December 31, 2023. We caution that we cannot predict the market value of these assets on any future date. See “Cautionary Statement Regarding Forward-Looking Statements.”

In Millions Except Adjusted EPS	1Q 2024
GAAP:
Revenue:
Asset-based	$200.0	-	$203.0
Subscription-based	117.0	-	119.0
Total recurring revenue	317.0	-	322.0
Professional services and other revenue	3.0	-	4.0
Total revenue	$320.0	-	$326.0

Asset-based direct expense	$117.5	-	$119.0
Total direct expense	$125.5	-	$127.0

Net income (loss)		(a)

Diluted shares outstanding		66.3
Net income (loss) per diluted share		(a)

Non-GAAP:
Adjusted EBITDA(1)	$64.0	-	$69.0
Adjusted net income per diluted share(1)	$0.52	-	$0.57
__________________________________________________________
(a) Envestnet does not forecast net income (loss) and net income (loss) per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss fourth quarter and full year 2023 financial results today at 5:00 p.m. ET. The live webcast and accompanying presentation can be accessed from Envestnet’s investor relations website at http://investor.envestnet.com/. A replay of the webcast will be available on the investor relations website following the call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and insight are delivered. Our mission is to empower financial advisors and service providers with innovative technology, solutions and intelligence. Envestnet's clients include more than 108,000 advisors, 16 of the 20 largest U.S. banks, 48 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, all of which leverage Envestnet technology and services that help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow us on Twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenue” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. On January 1, 2022, the Company adopted ASU 2021-08 whereby it now accounts for contract assets and contract liabilities obtained upon a business combination in accordance with ASC 606. Prior to the adoption of ASU 2021-08, we recorded at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition did not reflect the full amount of revenue that would have been recorded by these entities had they remained stand‑alone entities. Adjusted revenue has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP.

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision (benefit), depreciation and amortization, goodwill impairment, non‑cash compensation expense, restructuring charges and transaction costs, severance expense, fair market value adjustment on investment in private company, litigation, regulatory and other governance related expenses, foreign currency, non-income tax expense adjustment, dilution gain on equity method investee share issuance, loss allocations from equity method investments and (income) loss attributable to non‑controlling interest.

“Adjusted net income” represents net income (loss) before income tax provision (benefit), deferred revenue fair value adjustment, non‑cash interest expense, cash interest on our Convertible Notes, goodwill impairment, non‑cash compensation expense, restructuring charges and transaction costs, severance expense, amortization of acquired intangibles, fair market value adjustment to investment in private company, litigation, regulatory and other governance related expenses, foreign currency, non-income tax expense adjustment, dilution gain on equity method investee share issuance, loss allocations from equity method investments and (income) loss attributable to non‑controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding. For purposes of the adjusted net income per share calculation, we assume all potential shares to be issued in connection with our Convertible Notes are dilutive.

For further information see reconciliations of Non-GAAP Financial Measures on pages 11-16 of this press release, and the section entitled "Non-GAAP Financial Measures" in the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenue, net income (loss) or net income (loss) per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the first quarter and full year of 2024, its strategic and operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and our actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, our ability to recruit and retain senior executive leadership and other key employees and to successfully manage transitions, including the transition of our chief executive officer; adverse economic or global market conditions, including periods of rising inflation and market interest rates, and governmental responses to such conditions; the conflicts in the Middle East and between Russia and Ukraine, including related sanctions and their impact on the global economy and capital markets; the concentration of our revenue from the delivery of our solutions and services to clients in the financial services industry; our reliance on a limited number of clients for a material portion of our revenue; the renegotiation of fees by our clients; changes in the estimates of fair value of reporting units or of long-lived assets, particularly goodwill and intangible assets; the amount of our debt, our ability to service our debt and risks associated with derivative transactions associated with our debt; limitations on our ability to access information from third parties or charges for accessing such information; the targeting of some of our sales efforts at large financial institutions and large financial technology companies which prolongs sales cycles, requires substantial upfront sales costs and results in less predictability in completing some of our sales; changes in investing patterns on the assets on which we derive revenue and the freedom of investors to redeem or withdraw investments generally at any time; the impact of fluctuations in market conditions and interest rates on the demand for our products and services and the value of assets under management or administration; increased geopolitical unrest and other events outside of our control that could adversely affect the global economy or specific international, regional and domestic markets; our ability to keep up with rapid technological change, evolving industry standards or changing requirements of clients; risks associated with our international operations; the competitiveness of our solutions and services as compared to those of others; liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest; harm to our reputation; the failure to protect our intellectual property rights; our reliance on outsourcing arrangements; activist shareholders hindering the execution of our business strategy, diverting board and management attention and resources and causing us to incur substantial expenses; public health crises, pandemics or similar events; our ability to successfully identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; our ability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner; our ability to introduce new solutions and services and enhancements; regulatory compliance failures; our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information and potential liabilities for cybersecurity breaches; the effect of privacy laws and regulations, industry standards and contractual obligations and changes to these laws, regulations, standards and obligations on how we operate our business and the negative effects of failure to comply with these requirements; failure by our customers to obtain proper permissions or waivers for our use of disclosure of information; adverse judicial or regulatory proceedings against us; failure of our solutions, services or systems, or those of third parties on which we rely, to work properly; potential liability for use of inaccurate information by third parties provided by us; the occurrence of a deemed “change of control”; the uncertainty of the application and interpretation of certain tax laws; issuances of additional shares of common stock or issuances of shares of preferred stock or convertible securities on our existing stockholders; general economic, political and regulatory conditions; global events, natural disasters, environmental disasters, terrorist attacks and pandemics, including their impact on the economy and trading markets; management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the SEC which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of February 22, 2024 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Envestnet, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$91,378	$162,173
Fees receivable, net	120,958	101,696
Prepaid expenses and other current assets	51,472	47,422
Total current assets	263,808	311,291
Property and equipment, net	48,223	48,481
Internally developed software, net	224,713	184,558
Intangible assets, net	338,068	379,995
Goodwill	806,563	998,414
Operating lease right-of-use assets, net	69,154	81,596
Other assets	126,723	107,830
Total assets	$1,877,252	$2,112,165

Liabilities and equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$241,424	$233,866
Operating lease liabilities	12,909	11,949
Deferred revenue	38,201	36,363
Current portion of debt	—	44,886
Total current liabilities	292,534	327,064
Debt	876,612	871,769
Operating lease liabilities, net of current portion	100,830	110,652
Deferred tax liabilities, net	16,568	16,196
Other liabilities	16,202	18,880
Total liabilities	1,302,746	1,344,561

Equity:
Total stockholders’ equity, attributable to Envestnet, Inc.	568,191	754,567
Non-controlling interest	6,315	13,037
Total liabilities and equity	$1,877,252	$2,112,165

Envestnet, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue:
Asset-based	$188,643	$166,408	$745,238	$738,228
Subscription-based	117,753	121,243	464,730	477,844
Total recurring revenue	306,396	287,651	1,209,968	1,216,072
Professional services and other revenue	11,236	5,223	35,652	23,712
Total revenue	317,632	292,874	1,245,620	1,239,784

Operating expenses:
Direct expense	118,729	107,179	473,038	470,424
Employee compensation	100,182	121,272	444,828	490,725
General and administrative	51,297	59,048	210,113	218,831
Depreciation and amortization	34,319	31,909	130,304	125,828
Goodwill impairment	191,818	—	191,818	—
Total operating expenses	496,345	319,408	1,450,101	1,305,808

Loss from operations	(178,713)	(26,534)	(204,481)	(66,024)
Other income (expense), net	(8,810)	(2,704)	(28,516)	(12,395)
Loss before income tax provision (benefit)	(187,523)	(29,238)	(232,997)	(78,419)

Income tax provision (benefit)	(2,586)	8,603	12,777	7,061

Net loss	(184,937)	(37,841)	(245,774)	(85,480)
Add: Net loss attributable to non-controlling interest	1,766	1,336	7,050	4,541
Net loss attributable to Envestnet, Inc.	$(183,171)	$(36,505)	$(238,724)	$(80,939)

Net loss attributable to Envestnet, Inc., per share:
Basic	$(3.35)	$(0.66)	$(4.38)	$(1.47)
Diluted	$(3.35)	$(0.85)	$(4.38)	$(1.59)

Weighted average common shares outstanding:
Basic	54,689,559	55,119,075	54,457,365	55,199,482
Diluted	54,689,559	56,076,261	54,457,365	56,842,125

Envestnet, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(245,774)	$(85,480)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	130,304	125,828
Deferred income taxes	(1,479)	(3,490)
Goodwill impairment	191,818	—
Non-cash compensation expense	71,031	80,333
Non-cash interest expense	5,037	7,445
Fair market value adjustment to investment in private company	(804)	(400)
Dilution gain on equity method investee share issuance	(546)	(9,517)
Loss allocations from equity method investments	10,579	8,874
Lease related impairments	5,120	15,750
Loss on extinguishment of Convertible Notes due 2023	—	13,421
Gain on extinguishment of Convertible Notes due 2025	—	(15,089)
Loss on property and equipment disposals	—	5,097
Other	1,781	1,266
Changes in operating assets and liabilities:
Fees receivable, net	(20,584)	(5,031)
Prepaid expenses and other assets	(11,573)	(16,090)
Accounts payable, accrued expenses and other liabilities	19,229	(24,257)
Deferred revenue	729	(305)
Net cash provided by operating activities	154,868	98,355
Cash flows from investing activities:
Purchases of property and equipment	(18,995)	(16,172)
Capitalization of internally developed software	(94,307)	(89,153)
Acquisitions of businesses, net of cash acquired	—	(104,100)
Investments in private companies	(4,175)	(16,351)
Acquisition of proprietary technology	(17,000)	(19,000)
Issuance of loan receivable to private company	(20,000)	—
Issuance of note receivable to equity method investees	—	(6,350)
Other	414	—
Net cash used in investing activities	(154,063)	(251,126)
-continued-

Envestnet, Inc.
Consolidated Statements of Cash Flows (continued)
(in thousands)
(unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from financing activities:
Proceeds from borrowings on Revolving Credit Facility	55,000	—
Payments related to Revolving Credit Facility	(55,000)	—
Settlement of Convertible Notes due 2023	(45,000)	—
Proceeds from issuance of Convertible Notes due 2027	—	575,000
Convertible Notes due 2027 issuance costs	—	(16,323)
Repurchase of Convertible Notes due 2023	—	(312,422)
Repurchase of Convertible Notes due 2025	—	(181,772)
Payments related to Capped Call Transactions	—	(79,585)
Proceeds from exercise of stock options	1,608	2,620
Payments related to tax withholdings for stock-based compensation	(19,022)	(23,516)
Payments related to share repurchases	(9,289)	(85,750)
Purchase of non-controlling units from third-party shareholders	(1,008)	—
Proceeds from capital contributions of non-controlling shareholders	—	16,037
Payments of contingent consideration	—	(743)
Other	5	(1,866)
Net cash used in financing activities	(72,706)	(108,320)
Effect of exchange rate on changes on cash, cash equivalents and restricted cash	1,106	(6,164)
Net change in cash, cash equivalents and restricted cash	(70,795)	(267,255)
Cash, cash equivalents and restricted cash, beginning of period	162,173	429,428
Cash, cash equivalents and restricted cash, end of period	$91,378	$162,173

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Total revenue	$317,632	$292,874	$1,245,620	$1,239,784
Deferred revenue fair value adjustment (a)	—	54	69	216
Adjusted revenue	$317,632	$292,928	$1,245,689	$1,240,000

Net loss	$(184,937)	$(37,841)	$(245,774)	$(85,480)
Add (deduct):
Deferred revenue fair value adjustment (a)	—	54	69	216
Interest income (b)	(1,721)	(1,911)	(6,288)	(4,184)
Interest expense (b)	6,085	3,536	25,138	16,843
Income tax provision (benefit)	(2,586)	8,603	12,777	7,061
Depreciation and amortization	34,319	31,909	130,304	125,828
Goodwill impairment	191,818	—	191,818	—
Non-cash compensation expense (d)	12,890	17,750	71,031	80,333
Restructuring charges and transaction costs (e)	3,897	7,874	16,263	35,141
Severance expense (d)	9,495	18,738	35,399	30,117
Litigation, regulatory and other governance related expenses (c)	1,159	722	6,982	6,055
Foreign currency (b)	107	806	437	1,419
Non-income tax expense adjustment (c)	(168)	914	(392)	802
Fair market value adjustment to investment in private company (b)	2,000	(400)	(804)	(400)
Dilution gain on equity method investee share issuance (b)	—	(2,583)	(546)	(9,517)
Loss allocations from equity method investments (b)	2,339	3,542	10,579	8,874
Loss attributable to non-controlling interest	838	663	3,920	2,300
Adjusted EBITDA	$75,535	$52,376	$250,913	$215,408
__________________________________________________________
(a)Included within subscription-based revenue in the consolidated statements of operations.
(b)Included within other income (expense), net in the consolidated statements of operations.
(c)Included within general and administrative expense in the consolidated statements of operations.
(d)Included within employee compensation in the consolidated statements of operations.
(e)For the three months ended December 31, 2023 and 2022, $3.3 million and $7.9 million, respectively, were included within general and administrative expense in the consolidated statements of operations. For the three months ended December 31, 2023 and 2022, $0.6 million and $0.0 million, respectively, were included within employee compensation in the consolidated statements of operations. For the years ended December 31, 2023 and 2022, $13.5 million and $35.1 million, respectively, were included within general and administrative expense in the consolidated statements of operations. For the years ended December 31, 2023 and 2022, $2.8 million and $0.0 million, respectively, were included within employee compensation in the consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net loss	$(184,937)	$(37,841)	$(245,774)	$(85,480)
Income tax provision (benefit) (a)	(2,586)	8,603	12,777	7,061
Loss before income tax provision (benefit)	(187,523)	(29,238)	(232,997)	(78,419)
Add (deduct):
Deferred revenue fair value adjustment (b)	—	54	69	216
Non-cash interest expense (c)	1,397	(239)	5,655	4,678
Cash interest - Convertible Notes (c)	4,369	3,458	17,845	10,897
Amortization of acquired intangibles (g)	15,143	18,087	62,927	71,901
Goodwill impairment	191,818	—	191,818	—
Non-cash compensation expense (f)	12,890	17,750	71,031	80,333
Restructuring charges and transaction costs (e)	3,897	7,874	16,263	35,141
Severance expense (f)	9,495	18,738	35,399	30,117
Litigation, regulatory and other governance related expenses (d)	1,159	722	6,982	6,055
Foreign currency (c)	107	806	437	1,419
Non-income tax expense adjustment (d)	(168)	914	(392)	802
Fair market value adjustment to investment in private company (c)	2,000	(400)	(804)	(400)
Dilution gain on equity method investee share issuance (c)	—	(2,583)	(546)	(9,517)
Loss allocations from equity method investments (c)	2,339	3,542	10,579	8,874
Loss attributable to non-controlling interest	838	663	3,920	2,300
Adjusted net income before income tax effect	57,761	40,148	188,186	164,397
Income tax effect (h)	(14,729)	(10,238)	(47,987)	(41,921)
Adjusted net income	$43,032	$29,910	$140,199	$122,476

Basic number of weighted-average shares outstanding	54,689,559	55,119,075	54,457,365	55,199,482
Effect of dilutive shares:
Convertible Notes	10,811,884	10,667,509	11,084,413	10,092,369
Non-vested RSUs and PSUs	252,597	265,187	413,734	390,270
Options to purchase common stock	19,509	70,947	47,388	111,327
Diluted number of weighted-average shares outstanding	65,773,549	66,122,718	66,002,900	65,793,448

Adjusted net income per share - diluted	$0.65	$0.45	$2.12	$1.86
__________________________________________________________
(a)For the three months ended December 31, 2023 and 2022, the effective tax rate computed in accordance with GAAP equaled 1.4% and (29.4)%, respectively. For the years ended December 31, 2023 and 2022, the effective tax rate computed in accordance with GAAP equaled (5.5)% and (9.0)%, respectively.
(b)Included within subscription-based revenue in the consolidated statements of operations.
(c)Included within other income (expense), net in the consolidated statements of operations.
(d)Included within general and administrative expense in the consolidated statements of operations.
(e)For the three months ended December 31, 2023 and 2022, $3.3 million and $7.9 million, respectively, were included within general and administrative expense in the consolidated statements of operations. For the three months ended December 31, 2023 and 2022, $0.6 million and $0.0 million, respectively, were included within employee compensation in the consolidated statements of operations. For the years ended December 31, 2023 and 2022, $13.5 million and $35.1 million, respectively, were included within general and administrative expense in the consolidated statements of operations. For the years ended December 31, 2023 and 2022, $2.8 million and $0.0 million, respectively, were included within employee compensation in the consolidated statements of operations.
(f)Included within employee compensation in the consolidated statements of operations.
(g)Included within depreciation and amortization in the consolidated statements of operations.
(h)An estimated normalized effective tax rate of 25.5% has been used to compute adjusted net income for the three months and years ended December 31, 2023 and 2022.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three Months Ended December 31, 2023
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue	$278,988	$38,644	$—	$317,632
Deferred revenue fair value adjustment (a)	—	—	—	—
Adjusted revenue	$278,988	$38,644	$—	$317,632

Revenue:
Asset-based	$188,643	$—	$—	$188,643
Subscription-based	84,184	33,569	—	117,753
Total recurring revenue	272,827	33,569	—	306,396
Professional services and other revenue	6,161	5,075	—	11,236
Total revenue	$278,988	$38,644	$—	$317,632

Operating expenses:
Direct expense:
Asset-based	$110,030	$—	$—	$110,030
Subscription-based	1,367	6,893	—	8,260
Professional services and other	439	—	—	439
Total direct expense	111,836	6,893	—	118,729
Employee compensation	77,520	9,938	12,724	100,182
General and administrative	29,822	13,641	7,834	51,297
Depreciation and amortization	26,631	7,688	—	34,319
Goodwill impairment	—	191,818	—	191,818
Total operating expenses	$245,809	$229,978	$20,558	$496,345

Income (loss) from operations	$33,179	$(191,334)	$(20,558)	$(178,713)
Add:
Deferred revenue fair value adjustment (a)	—	—	—	—
Depreciation and amortization	26,631	7,688	—	34,319
Goodwill impairment	—	191,818	—	191,818
Non-cash compensation expense (c)	9,763	1,136	1,991	12,890
Restructuring charges and transaction costs (d)	2,883	1	1,013	3,897
Severance expense (c)	6,679	586	2,230	9,495
Litigation, regulatory and other governance related expenses (b)	—	1,159	—	1,159
Non-income tax expense adjustment (b)	(167)	(1)	—	(168)
Loss attributable to non-controlling interest	838	—	—	838
Adjusted EBITDA	$79,806	$11,053	$(15,324)	$75,535
__________________________________________________________
(a)Included within subscription-based revenue in the consolidated statements of operations.
(b)Included within general and administrative expense in the consolidated statements of operations.
(c)Included within employee compensation in the consolidated statements of operations.
(d)For the three months ended December 31, 2023, $3.3 million was included within general and administrative expense and $0.6 million was included within employee compensation in the consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Three Months Ended December 31, 2022
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue	$251,101	$41,773	$—	$292,874
Deferred revenue fair value adjustment (a)	54	—	—	54
Adjusted revenue	$251,155	$41,773	$—	$292,928

Revenue:
Asset-based	$166,408	$—	$—	$166,408
Subscription-based	81,026	40,217	—	121,243
Total recurring revenue	247,434	40,217	—	287,651
Professional services and other revenue	3,667	1,556	—	5,223
Total revenue	$251,101	$41,773	$—	$292,874

Operating expenses:
Direct expense:
Asset-based	$98,207	$—	$—	$98,207
Subscription-based	1,593	6,791	—	8,384
Professional services and other	588	—	—	588
Total direct expense	100,388	6,791	—	107,179
Employee compensation	80,796	27,034	13,442	121,272
General and administrative	37,693	13,787	7,568	59,048
Depreciation and amortization	25,511	6,398	—	31,909
Total operating expenses	$244,388	$54,010	$21,010	$319,408

Income (loss) from operations	$6,713	$(12,237)	$(21,010)	$(26,534)
Add:
Deferred revenue fair value adjustment (a)	54	—	—	54
Depreciation and amortization	25,511	6,398	—	31,909
Non-cash compensation expense (c)	11,397	2,118	4,235	17,750
Restructuring charges and transaction costs (d)	4,762	1,717	1,395	7,874
Severance expense (c)	8,251	9,330	1,157	18,738
Litigation, regulatory and other governance related expenses (b)	—	722	—	722
Non-income tax expense adjustment (b)	930	(16)	—	914
Loss attributable to non-controlling interest	663	—	—	663
Other	283	3	—	286
Adjusted EBITDA	$58,564	$8,035	$(14,223)	$52,376
__________________________________________________________
(a)Included within subscription-based revenue in the consolidated statements of operations.
(b)Included within general and administrative expense in the consolidated statements of operations.
(c)Included within employee compensation in the consolidated statements of operations.
(d)For the three months ended December 31, 2022, $7.9 million was included within general and administrative expense and $0.0 million was included within employee compensation in the consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Year Ended December 31, 2023
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue	$1,094,704	$150,916	$—	$1,245,620
Deferred revenue fair value adjustment (a)	69	—	—	69
Adjusted revenue	$1,094,773	$150,916	$—	$1,245,689

Revenue:
Asset-based	$745,238	$—	$—	$745,238
Subscription-based	325,398	139,332	—	464,730
Total recurring revenue	1,070,636	139,332	—	1,209,968
Professional services and other revenue	24,068	11,584	—	35,652
Total revenue	$1,094,704	$150,916	$—	$1,245,620

Operating expenses:
Direct expense:
Asset-based	$434,123	$—	$—	$434,123
Subscription-based	6,851	23,963	—	30,814
Professional services and other	8,091	10	—	8,101
Total direct expense	449,065	23,973	—	473,038
Employee compensation	313,338	69,414	62,076	444,828
General and administrative	120,247	55,250	34,616	210,113
Depreciation and amortization	103,301	27,003	—	130,304
Goodwill impairment	—	191,818	—	191,818
Total operating expenses	$985,951	$367,458	$96,692	$1,450,101

Income (loss) from operations	$108,753	$(216,542)	$(96,692)	$(204,481)
Add (deduct):
Deferred revenue fair value adjustment (a)	69	—	—	69
Depreciation and amortization	103,301	27,003	—	130,304
Goodwill impairment	—	191,818	—	191,818
Non-cash compensation expense (c)	44,510	8,193	18,328	71,031
Restructuring charges and transaction costs (d)	10,868	215	5,180	16,263
Severance expense (c)	17,232	11,813	6,354	35,399
Litigation, regulatory and other governance related expenses (b)	—	5,322	1,660	6,982
Non-income tax expense adjustment (b)	(320)	(72)	—	(392)
Loss attributable to non-controlling interest	3,920	—	—	3,920
Adjusted EBITDA	$288,333	$27,750	$(65,170)	$250,913
__________________________________________________________
(a)Included within subscription-based revenue in the consolidated statements of operations.
(b)Included within general and administrative expense in the consolidated statements of operations.
(c)Included within employee compensation in the consolidated statements of operations.
(d)For the year ended December 31, 2023, $13.5 million was included within general and administrative expense and $2.8 million was included within employee compensation in the consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Year Ended December 31, 2022
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue	$1,065,244	$174,540	$—	$1,239,784
Deferred revenue fair value adjustment (a)	216	—	—	216
Adjusted revenue	$1,065,460	$174,540	$—	$1,240,000

Revenue:
Asset-based	$738,228	$—	$—	$738,228
Subscription-based	310,217	167,627	—	477,844
Total recurring revenue	1,048,445	167,627	—	1,216,072
Professional services and other revenue	16,799	6,913	—	23,712
Total revenue	$1,065,244	$174,540	$—	$1,239,784

Operating expenses:
Direct expense:
Asset-based	$430,345	$—	$—	$430,345
Subscription-based	6,681	25,896	—	32,577
Professional services and other	7,421	81	—	7,502
Total direct expense	444,447	25,977	—	470,424
Employee compensation	321,277	101,300	68,148	490,725
General and administrative	143,597	42,256	32,978	218,831
Depreciation and amortization	98,600	27,228	—	125,828
Total operating expenses	$1,007,921	$196,761	$101,126	$1,305,808

Income (loss) from operations	$57,323	$(22,221)	$(101,126)	$(66,024)
Add (deduct):
Deferred revenue fair value adjustment (a)	216	—	—	216
Depreciation and amortization	98,600	27,228	—	125,828
Non-cash compensation expense (c)	47,891	9,891	22,551	80,333
Restructuring charges and transaction costs (d)	22,871	3,731	8,539	35,141
Severance expense (c)	13,237	10,745	6,135	30,117
Litigation, regulatory and other governance related expenses (b)	—	6,055	—	6,055
Non-income tax expense adjustment (b)	878	(76)	—	802
Loss attributable to non-controlling interest	2,300	—	—	2,300
Other	635	5	—	640
Adjusted EBITDA	$243,951	$35,358	$(63,901)	$215,408
__________________________________________________________
(a)Included within subscription-based revenue in the consolidated statements of operations.
(b)Included within general and administrative expense in the consolidated statements of operations.
(c)Included within employee compensation in the consolidated statements of operations.
(d)For the year ended December 31, 2022, $35.1 million was included within general and administrative expense and $0.0 million was included within employee compensation in the consolidated statements of operations.

Envestnet, Inc.
Historical Assets, Accounts and Advisors
(in millions, except accounts and advisors)
(unaudited)

Envestnet Wealth Solutions Segment

	As of
	December 31,	March 31,	June 30,	September 30,	December 31,
	2022	2023	2023	2023	2023
	(in millions, except accounts and advisors data)
Platform Assets
Assets under management ("AUM")	$341,144	$363,244	$384,773	$375,408	$416,001
Assets under administration ("AUA")	367,412	379,843	394,078	398,082	430,846
Total AUM/A	708,556	743,087	778,851	773,490	846,847
Subscription	4,382,109	4,566,971	4,643,313	4,579,248	4,959,514
Total platform assets	$5,090,665	$5,310,058	$5,422,164	$5,352,738	$5,806,361
Platform Accounts
AUM	1,547,009	1,571,862	1,609,677	1,614,873	1,640,879
AUA	1,135,026	1,142,166	1,144,375	1,257,094	1,254,962
Total AUM/A	2,682,035	2,714,028	2,754,052	2,871,967	2,895,841
Subscription	15,665,020	15,779,980	15,916,955	16,072,848	16,248,598
Total platform accounts	18,347,055	18,494,008	18,671,007	18,944,815	19,144,439
Advisors
AUM/A	38,025	38,611	38,809	38,078	38,697
Subscription	67,520	67,843	68,439	69,318	69,973
Total advisors	105,545	106,454	107,248	107,396	108,670

The following table summarizes the changes in AUM and AUA for the three months ended December 31, 2023:

	Asset Rollforward - Three Months Ended December 31, 2023
	As of	Gross Sales	Redemptions	Net Flows	Market Impact	As of
	September 30, 2023					December 31, 2023
	(in millions, except account data)
AUM	$375,408	$26,612	$(19,064)	$7,548	$33,045	$416,001
AUA	398,082	30,342	(30,019)	323	32,441	430,846
Total AUM/A	$773,490	$56,954	$(49,083)	$7,871	$65,486	$846,847
Fee-Based Accounts	2,871,967			23,874		2,895,841

The above AUM/A gross sales figures include $17.7 billion in new client conversions. The Company onboarded an additional $73.1 billion in subscription conversions during the fourth quarter, bringing total conversions for the quarter to $90.8 billion.

The following table summarizes the changes in AUM and AUA for the year ended December 31, 2023:

	Asset Rollforward - Year Ended December 31, 2023
	As of December 31, 2022	Gross Sales	Redemptions	Net Flows	Market Impact	Reclass to Subscription	As of December 31, 2023

	(in millions, except account data)
AUM	$341,144	$101,305	$(71,217)	$30,088	$47,360	$(2,591)	$416,001
AUA	367,412	127,906	(99,468)	28,438	48,868	(13,872)	430,846
Total AUM/A	$708,556	$229,211	$(170,685)	$58,526	$96,228	$(16,463)	$846,847
Fee-Based Accounts	2,682,035			312,915		(99,109)	2,895,841

The above AUM/A gross sales figures include $72.3 billion in new client conversions. We onboarded an additional $169.7 billion in subscription conversions during 2023, bringing total conversions for the year to $242.0 billion.

Asset and account figures in the “Reclass to Subscription” columns for the three months and year ended December 31, 2023 represent enterprise customers whose billing arrangements in future periods are subscription-based, rather than asset-based. Such amounts are included in Subscription metrics at the end of the quarter in which the reclassification occurred, with no impact on total platform assets or accounts.

Envestnet Data & Analytics Segment

The following table provides information regarding the number of paid end-users and firms using the Envestnet Data & Analytics platform in the periods indicated:

	As of
	December 31,	March 31,	June 30,	September 30,	December 31,
	2022	2023	2023	2023	2023

	(in millions, except number of firms data)
Number of paid end-users	38.8	37.5	38.0	42.3	38.3
Number of firms	1,286	1,310	1,339	1,322	1,324